CONTACTS:             Robert Fulton - Vice President and Treasurer
                      (602) 852-6600
                      Investor Relations - Ugly Duckling Corporation
                      Investor-relations@uglyduckling.com


       Ugly Duckling Announces Appointment of New Chief Financial Officer

PHOENIX - (BUSINESS WIRE) - February 15, 2002 - Ugly Duckling Corporation (NASDAQ NMS: UGLY) announced today that Mark G. Sauder has been appointed to succeed Steven T. Darak as the CFO/Principal Accounting Officer for the company. Mr. Sauder is a CPA and has held a number of senior financial, management and/or accounting positions over the last eighteen years, including most recently as the Chief Operating Officer for two companies in the business of providing credit facilities for, and/or purchasing and selling retail installment contracts from, sub-prime auto dealers.

Headquartered in Phoenix, Arizona, Ugly Duckling Corporation is the largest operator of used car dealerships focused exclusively on the sub-prime market. The Company underwrites, finances and services sub-prime contracts generated at its 76 Ugly Duckling dealerships, located in 11 metropolitan areas in eight states.